UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020 (December 27, 2019)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Boulevard

Suite 303

Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 900-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	OPHC	NASDAQ

Item 3.02. Unregistered Sales of Equity Securities

Item 8.01. Other Events.

On January 7, 2020, the Company issued a press release announcing that it had completed the private offer to exchange (the “Exchange Offer”) a portion of its outstanding Trust Preferred Securities. The Exchange Offer was made pursuant to the Company’s confidential offering memorandum dated November 27, 2019.

The Exchange Offer expired on December 26, 2019 (the “Expiration Date”).

Pursuant to the Exchange Offer, on December 31, 2019, the Company issued 924,395 shares of its common stock, par value $0.01 per share (the “Common Stock”), for 1,881 Trust Preferred Securities, which had an outstanding balance of $2,643,769 as of the Expiration Date. The number of shares of Common Stock that were exchanged for each Trust Preferred Security was determined by dividing (i) the outstanding balance of each Trust Preferred Security as of the Expiration Date by (ii) the applicable price of the Common Stock as of the Expiration Date (the “Exchange Offer Price”). The Exchange Offer Price was equal to $2.86 per share, which represented the closing market price of the Common Stock on the Expiration Date.

The Company intends to cancel the Trust Preferred Securities acquired in the Exchange Offer. Following the Exchange Offer, there were 2,425 outstanding Trust Preferred Securities that had not been acquired by the Company. These 2,425 Trust Preferred Securities had an outstanding balance of approximately $3,408,000 at December 31, 2019.

The shares of the Company’s Common Stock are not deposits or savings accounts, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

The shares were issued to 13 accredited investors who held Trust Preferred Securities. The shares of Common Stock issued in the Exchange Offer were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The shares of Common Stock may not be offered or resold in the United States or to or for the account or benefit of any person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The issuance of the shares did not cause any person to become the beneficial owner of more than 9.9% of the Common Stock.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Current Report on Form 8-K may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based. All cautionary statements made in this Current Report on Form 8-K should be read as being applicable to all related forward-looking statements wherever they appear.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of OptimumBank Holdings, Inc., dated January 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 8, 2020	By:	/s/ Timothy Terry
Timothy Terry Principal Executive Officer